   As Filed with the Securities and Exchange Commission on October 8, 1999
                                                   Registration No. 333-________

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                               GUITAR CENTER, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                            95-4600862
 (STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                             IDENTIFICATION NO.)
                                   ------------------

                                    5155 CLARETON DRIVE
                               AGOURA HILLS, CALIFORNIA 91301
                (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

                   1997 EQUITY PARTICIPATION PLAN OF GUITAR CENTER, INC.

                                  (FULL TITLE OF THE PLAN)
                                   ------------------

                BRUCE ROSS                                 COPY TO:
          EXECUTIVE VICE PRESIDENT                  ANTHONY J. RICHMOND, ESQ.
        AND CHIEF FINANCIAL OFFICER                      LATHAM & WATKINS
             GUITAR CENTER, INC.                       135 COMMONWEALTH DRIVE
            5155 CLARETON DRIVE                     MENLO PARK, CALIFORNIA 94025
        AGOURA HILLS, CALIFORNIA 91301                    (650) 328-4600
           (818) 735-8800

                     (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
                       NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
    TITLE OF SECURITIES TO BE         AMOUNT OF       PROPOSED MAXIMUM       PROPOSED MAXIMUM         AMOUNT OF
           REGISTERED               SHARES TO BE     OFFERING PRICE PER     AGGREGATE OFFERING     REGISTRATION FEE
                                     REGISTERED             SHARE                 PRICE
----------------------------------------------------------------------------------------------------------------------
   COMMON STOCK, $0.01 PAR VALUE
   PER SHARE..................      1,350,000(1)           $9.531(2)           $12,865,500(3)           $3,577

(1) The Registrant has previously registered 875,000 shares of its Common Stock under its 1997 Equity Participation Plan with the Securities and Exchange Commission on April 20, 1997. This amount covers 1,350,000 additional shares available for issuance under the Registrant's 1997 Equity Participation Plan, as amended.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) for the 1,350,000 shares registered hereunder (the average ($9.531) of the high ($9.875) and low ($9.187) prices for the Company's Common Stock reported by the Nasdaq National Market on October 4,
    1999).

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act.

                      REGISTRATION OF ADDITIONAL SECURITIES

         By a registration statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on April 30, 1997, Registration File No. 333-26257 (the "First Registration Statement"), the Registrant previously registered 875,000 shares of its Common Stock reserved for issuance from time to time in connection with the 1997 Equity Participation Plan (the "1997 Plan"). In February of 1998, the Registrant's Board of Directors (the "Board") authorized the amendment of the 1997 Plan to increase the number of shares of Common Stock issuable thereunder by 500,000 shares to 1,375,000 shares, which amendment was approved by the Registrant's stockholders on May 6, 1998. In March of 1999, the Board authorized the amendment of the 1997 Plan to further increase the number of shares of Common Stock issuable thereunder by 850,000 shares, increasing the total number of shares from 1,375,000 shares to 2,225,000 shares, which amendment was approved by the Registrant's stockholders on April 26, 1999. The Registrant is hereby registering an additional 1,350,000 shares of Common Stock issuable under the 1997 Plan, none of which have been issued as of the date of this Registration Statement. The contents of the First Registration Statement are incorporated by reference herein.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Agoura Hills, State of California, on this 8th day of October, 1999.

                                            GUITAR CENTER, INC.,
                                            a Delaware corporation


                                            By: /s/ Bruce Ross
                                               --------------------------------
                                                           Bruce Ross
                                                    Executive Vice President
                                                  and Chief Financial Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Larry Thomas, Marty Albertson and Bruce Ross, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                TITLE                                             DATE

/s/ Larry Thomas                         Co-Chief Executive Officer, Chairman of the       October 7, 1999
------------------------------------     Board and Director
Larry Thomas


/s/ Marty Albertson                      Co-Chief Executive Officer, President and         October 7, 1999
------------------------------------     Director
Marty Albertson

                                         Executive Vice President, Chief Financial         October 7, 1999
/s/ Bruce Ross                           Officer  (Principal Financial and Accounting
------------------------------------     Officer)
Bruce Ross

/s/ Steven Burge
------------------------------------     Director                                          October 7, 1999
Steven Burge

/s/ David Ferguson
------------------------------------     Director                                          October 7, 1999
David Ferguson

/s/ Harvey Kibel
------------------------------------     Director                                          October 7, 1999
Harvey Kibel

/s/ Michael Lazarus
------------------------------------     Director                                          October 7, 1999
Michael Lazarus

/s/ Peter Starrett
------------------------------------     Director                                          October 7, 1999
Peter Starrett

/s/ Jeffrey Walker
------------------------------------     Director                                          October 7, 1999
Jeffrey Walker




                                INDEX TO EXHIBITS

    EXHIBIT

         4.1 Guitar Center, Inc. 1997 Equity Participation Plan (Incorporated by reference to Exhibit 10.26 of the Company's Registration Statement on Form S-1 (Registration No. 333-20931))

         5.1 Opinion of Latham & Watkins as to the legality of the shares being registered.

        23.1      Consent of Latham & Watkins (included in Exhibit 5.1 hereto).

        23.2      Consent of KPMG LLP

          24 Powers of Attorney (included on the signature page to this Registration Statement).